                                                                    EXHIBIT 12.1

                       MATTRESS DISCOUNTERS CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                                                      Bedding
                                              MDC                     Experts                    Company
                           -------------------------------------      -------        ---------------------------------------------
                                                                                     Eight
                                                       Six Months     Six Months     Months       Fiscal Year
                             Year Ended December         Ended           Ended        Ended           Ended       Nine Months Ended
                                                        July 1,         July 1,     February 28,    February 28,    November 30,
                           31, 1994  30, 1995  28, 1996    1997          1997            1998            1999         1998    1999
                           --------  --------  --------  ------        --------     ------------    -----------   -------  -------
Earnings:
Income before provision for
  income taxes............... $8,100   $3,611  $5,232    $ 305        $2,914          $15,715         $22,892     $19,856   $4,776
Plus: fixed charges..........  3,929    4,376   4,785    2,333           467            4,404           6,085       4,420   11,332
                             -------  ------- -------   ------       -------          -------         -------     -------  -------
                              12,029    7,987  10,017    2,638         3,381           20,119          28,977      24,276   16,108
                             -------  ------- -------   ------       -------          -------         -------     -------  -------
Fixed Charges:
Interest expense (income),
  net including amortization
  of debt discounts
  and debt issuance expense. $  (661)  $ (624) $ (548)  $ (328)         $ (9)          $  (88)         $ (128)     $ (131)  $6,319
One-third of rent
  and expense(1)............   4,590    5,000   5,333    2,661            476           4,492           6,213       4,551    5,013
                             -------  ------- -------   ------         -------        -------         -------     -------  -------
                             $ 3,929   $4,376  $4,785   $2,333          $ 467          $4,404          $6,085       4,420   11,332
                             -------  ------- -------   ------         -------        -------         -------     -------  -------

Earnings to fixed charges
  ratio......................   3.06     1.83    2.09     1.13           7.24            4.57            4.76        5.49     1.42
                             =======  ======= =======   ======         =======        =======         =======     =======  =======

------------------------------------


              COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED
                CHARGES AFTER ADJUSTMENT FOR ISSUANCE OF SENIOR
                              SUBORDINATED NOTES
              ---------------------------------------------------

                                           Pro forma
                              ---------------------------------

                              Year Ended   Nine Months Ended
                              February 28,    November 30,
                                  1999       1998     1999
                             -------------  ------   ------
Earnings:
Income before provision for
  income taxes.............       3,375       5,066       202
Plus: fixed charges........      25,761      19,271    19,901
                             -------------   ------    ------
                                 29,136      24,337    20,103
                             =============   ======    ======

Fixed Charges:
Interest expense (income),
  net including amortization
  of debt discounts and debt
  issuance expense..........     19,548      14,720    14,888
One-third of rent expense. (1)    6,213       4,551     5,013
                              ------------   ------    ------
                                 25,761      19,271    19,901
                              ------------   ------    ------
Earnings to fixed charges
  ratio....................        1.13        1.26      1.01
                              ============   ======    ======

(1) Represents the portion of operating rental expense which our management believes is representative of the interest component of rental expense. These amounts exclude common and maintenance costs related to our lease agreements.